UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ADAMS GOLF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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B.H. (Barney) Adams
Chairman of the Board

Adams Golf, Inc.
2801 E. Plano Parkway
Plano, Texas 75074
April 8, 2011

Dear Adams Golf Stockholder:

I am pleased to invite you to Adams Golf’s Annual Meeting of Stockholders.  The meeting will be held at 9:00 a.m. central daylight time on Tuesday, May 10, 2011 at our headquarters located at 2801 E. Plano Parkway, Plano, Texas, 75074.

At the meeting, you and the other stockholders will be asked to: (1) re-elect two Directors to the our Board of Directors, (2) ratify the appointment of BKD, LLP as our independent auditors for the current fiscal year, and (3) approve the 2011 Equity Incentive Plan.  You will also have the opportunity to ask questions about our business.  You will find other detailed information about Adams Golf and its operations, including its audited consolidated financial statements, in the enclosed Annual Report.

We hope you can join us on May 10th.  Whether or not you can attend the meeting, please read the enclosed Proxy Statement.  When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope.  Your vote is important, so please return your proxy card promptly.

Yours truly,
B.H. (Barney) Adams

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2011:

Our Proxy Statement and 2010 Annual Report are available at:

http://bnymellon.mobular.net/bnymellon/adgf.

Adams Golf, Inc.
2801 E. Plano Parkway
Plano, Texas 75074

April 8, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2011

The Annual Meeting of Stockholders of Adams Golf, Inc. will be held at our principal executive offices, which are located at 2801 E. Plano Parkway, Plano, Texas, 75074, on Tuesday, May 10, 2011 at 9:00 a.m. central daylight time.

We are holding this meeting to:

•	re-elect two Class I Directors to serve until the 2014 Annual Meeting of Stockholders;

•	ratify the appointment of BKD, LLP as our independent auditors for the year ending December 31, 2011;

•	approve the 2011 Equity Incentive Plan; and

•	transact such other business as may properly come before the Annual Meeting.

Your Board of Directors has selected the close of business on March 31, 2011 as the record date for determining stockholders entitled to vote at the meeting.  A list of stockholders on that date will be available for inspection at Adams Golf, Inc., 2801 East Plano Parkway, Plano, Texas, 75074 for the10 calendar days prior to and during the Annual Meeting.

This Notice of Annual Meeting, Proxy Statement, form of Proxy and Adams Golf’s 2010 Annual Report to Stockholders are being distributed on or about April 8, 2011.

By Order of the Board of Directors,

Pamela High
Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE ADAMS GOLF THE EXPENSE OF FURTHER SOLICITATION.

ADAMS GOLF, INC.

Proxy Statement
for the
Annual Meeting of Stockholders
to be held
May 10, 2011

This Proxy Statement and Form of Proxy are being distributed on or about April 8, 2011.

TABLE OF CONTENTS

Proxy Statement	1

Proposal No. 1 – Election of Directors	6

Corporate Governance	9

Board Structure and Committee Membership	10

Director Nomination Process	14

Executive Officers	15

Compensation Discussion and Analysis	15

Executive Compensation	28

Director Compensation	34

Stock Ownership	36

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm	38

Audit Committee Report	39

Proposal No. 3 – Approval of 2011 Equity Incentive Plan	41

Annual Meeting Advance Notice Requirements	52

Appendix A: 2011 Equity Incentive Plan	A-1

Please see the back cover of this Proxy Statement for directions to the Annual Meeting.

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Adams Golf, Inc. is soliciting proxies for the Annual Meeting of Stockholders.  You are receiving a Proxy Statement because you own shares of Adams Golf common stock that entitle you to vote at the meeting.  By use of a proxy, you can vote whether or not you attend the meeting.  This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

This Proxy Statement includes information relating to the proposals to be voted on at the meeting, the voting process, compensation of our Directors and officers, and other required information.

In this Proxy Statement, unless otherwise indicated, the words “the Company,” “Adams Golf,” “we,” “our” and “us” refer to Adams Golf, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2011:

Our Proxy Statement and 2010 Annual Report are available at:

http://bnymellon.mobular.net/bnymellon/adgf.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to:

•	re-elect two Class I Directors to serve until the 2014 Annual Meeting of Stockholders;

•	ratify the appointment of BKD, LLP as our independent auditors for the year ending December 31, 2011;

•	approve the 2011 Equity Incentive Plan; and

•	transact such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Annual Meeting Admission

You are invited to attend the Annual Meeting in person.  The Annual Meeting will be held at 9:00 a.m. central daylight time on Tuesday, May 10, 2011 at our offices at 2801 E. Plano Parkway, Plano, Texas, 75074.

Quorum

A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum.  Both abstentions and broker non-votes are counted as present for determining the presence of a quorum.  Broker non-votes occur when you fail to provide voting instructions for shares you hold in “street name.”  In that case, your broker may be authorized to vote your shares on routine items but is prohibited from voting your shares on other matters.  The “non-votes” on those other matters are known as “broker non-votes.”

Stockholders Entitled to Vote

Each share of our common stock outstanding as of the close of business on March 31, 2011, the record date, is entitled to one vote per share at the Annual Meeting on each matter properly brought before the meeting.  As of the record date, there were 7,689,382 shares of common stock issued and outstanding.  This number does not include treasury shares, which are not entitled to be voted at the meeting.

Adams Golf stockholders hold their shares in various forms, including through a stockbroker, bank, trustee, or other nominee and directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•
Stockholder of Record – If your shares are registered directly in your name with Adams Golf’s transfer agent, BNY Mellon Shareowner Services, you are the record stockholder of those shares and these proxy materials are being sent directly to you by Adams Golf.  As the stockholder of record, you have the right to grant your voting proxy directly to Adams Golf or to vote in person at the meeting.

•
Beneficial Owner – If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the record stockholder of those shares.  As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting.  Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Proposals You are Asked to Vote on and the Board’s Voting Recommendations

The following proposals are scheduled to be voted on at the meeting.  Our Board recommends that you vote your shares as indicated below:

Proposal	The Board’s Voting Recommendation

1. The election of two Class I director nominees	“FOR” Each nominee to the Board

2. Ratification of Independent Registered Public Accounting Firm	“FOR” Ratification of the Independent Registered Public Accounting Firm

3. Approval of the 2011 Equity Incentive Plan	“FOR” Approval of the 2011 Equity Incentive Plan

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If any of our nominees is unavailable as a candidate for director, the proxy holders will vote your proxy for another candidate or candidates as they may be nominated by the Board.

Required Vote

The nominees for election as Directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting.  This means that the director nominee with the most votes for a particular slot is elected for that slot.  Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

The ratification of our independent auditors and approval of the 2011 Equity Incentive Plan require the affirmative “FOR” vote of a majority of those shares present and in person or represented by proxy at the meeting and entitled to vote on such matters.  If you are a beneficial owner and you do not provide your nominee with voting instructions, your shares may constitute broker non-votes, as described in the section on page 2 entitled Quorum.

Voting Methods

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting, vote by telephone, or vote by mailing in the enclosed proxy card.  Please refer to the specific instructions set forth on the enclosed proxy card.

If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee giving you the right to vote the shares at the Annual Meeting.  Please contact your broker/banker/trustee/nominee to obtain instructions for voting your shares.

Revoking Your Proxy

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the Secretary of the Company that is received at least one business day prior to the Annual Meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card; or

•	by attending the Annual Meeting and voting your shares in person.

Counting the Vote

In the election of Directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees.  With respect to the ratification of our independent auditors and the approval of our 2011 Equity Incentive Plan, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”  If you sign your proxy card or broker voting instructions card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote on the election of directors.  In tabulating the voting results with respect to the ratification of our independent auditors and the approval of our 2011 Equity Incentive Plan, broker non-votes and abstentions will have the same effect as a vote against such proposals.

Results of the Vote

We intend to announce preliminary voting results at the meeting and to publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the Annual Meeting.

Dissenters’ Right of Appraisal

None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Delivery of Proxy Materials

Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and Proxy Statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.  This rule benefits both you and the Company.  We believe it eliminates duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs.  This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements.  Each stockholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year.  If you prefer to receive your own copy now or in future years, or if you are receiving multiple copies and would like to receive only one copy, please submit such request to Ms. Pamela High, Chief Financial Officer, at (972) 673-9000 or by mail at 2801 E. Plano Parkway, Plano, Texas 75074 or by email at InvestorInfo@adamsgolf.com.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings.  Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings.  Because not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting for any purpose germane to the meeting.  The list will be available 10 calendar days prior to the meeting between the hours of 9:00 am and 4:30 p.m. at our principal executive offices at 2801 East Plano Parkway, Plano, Texas, 75074, by contacting Ms. Pamela High, Chief Financial Officer.  Such list will also be available at the Annual Meeting.

Cost of Proxy Solicitation

Adams Golf will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees who do not receive any additional compensation for these solicitation activities.  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

Our Transfer Agent is BNY Mellon Shareowner Services.  All communications concerning record stockholder accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting our Transfer Agent at 877-884-3492 or on the Internet at www.bnymellon.com/shareowner/isd.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is divided into three classes.  One class of Directors is elected at each Annual Meeting of Stockholders for a three-year term of office.

The Directors elected at this meeting will serve until the Annual Meeting of Stockholders held in 2014.  Directors not up for election this year will continue in office for the remainder of their terms.

The Board has nominated two Directors to serve for a three-year term expiring in 2014.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the meeting.

The Board unanimously recommends a vote “FOR” the election of these director nominees.

Directors Up for Election in 2011 for Terms Expiring in 2014

Name and Principal Occupation	Age	Director Class (Terms)	Director Since	Other Directorships

John M. Gregory	58	Class I, seat 1	2007	Stellar Pharmaceuticals
Chief Manager, SJ Strategic		(Exp. 2014)		UPM Pharmceuticals
Investments LLC

Robert D. Rogers	74	Class I, seat 2	2004	Texas Industries, Inc.
Chairman of the Board		(Exp. 2014)
of Texas Industries, Inc.

Each of our Directors provides different talents to enhance the strength of our business.  Many members have extensive experience in the golf industry or business growth experience in a variety of industries.  We expect our Directors to use their expertise and talents to represent the interest of all of our stockholders.

John M. Gregory – Age 58, a Director since November 2007.  Mr. Gregory is currently chief manager of SJ Strategic Investments LLC, a private, family-owned investment vehicle with a diverse portfolio of public and private investments.  Previously, he was a co-founder of King Pharmaceuticals, Inc. (NYSE:KG) and served as its chairman of the board and chief executive officer for nine years.  Currently, Mr. Gregory serves on the board of Stellar Pharmaceuticals, Inc., a Canadian-based pharmaceutical company (OTCBB: SLXCF; TSXV: SLX), and serves as chairman and chief executive officer of UPM Pharmaceuticals, Inc., a privately held pharmaceutical company.  Mr. Gregory is a graduate of the University of Maryland School of Pharmacy, where he received a Bachelor of Science in Pharmacy in 1976.  Mr. Gregory brings perspective as a significant stockholder and private investor, has expertise and talents as they relate to founding and developing emerging and growth companies and brings perspective from an industry other than golf.

Robert D. Rogers – Age 74, a Director since February 2004.  Mr. Rogers has been a director of Texas Industries, Inc. since 1970, and was elected as chairman of the board of Texas Industries in October 2004.  He retired from his position of president and chief executive officer of Texas Industries in May 2004, a position he had held since 1970.  In addition, he is a member of the executive board for Southern Methodist University Cox School of Business.  Mr. Rogers brings a significant amount of business expertise along with an exceptionally strong financial background.

Directors Continuing in Office

Name and Principal Occupation	Age	Director Class (Term)	Director Since	Other Directorships

Oliver G. (Chip) Brewer III	47	Class II	2000	n/a
President and Chief Executive		(Exp. 2012)
Officer of the Company

Russell L. Fleischer	43	Class II	2005	n/a
Chief Executive Officer,		(Exp. 2012)
HighJump Software

B.H. (Barney) Adams	72	Class III	1987	n/a
Chairman of the Board of the		(Exp. 2013)
Company

Joseph R. Gregory	56	Class III	2007	n/a
President & Chief Executive Officer,		(Exp. 2013)
Gregory Management Co., LLC
Chairman & Chief Executive Officer,
Epic Secure Solutions, Inc.

Mark Mulvoy	69	Class III	1998	n/a
Retired Editor of Sports Illustrated		(Exp. 2013)

Oliver G. (Chip) Brewer III – Age 47, a Director since October 2000.  Mr. Brewer has served as the President and Chief Executive Officer of Adams Golf since January 2002.  He was our President and Chief Operating Officer from August 2000 to January 2002 and our Senior Vice President of Sales and Marketing from September 1998 to August 2000.  Mr. Brewer brings not only his business talents but also his management skills and a forward looking growth perspective.  He also brings years of Company-specific knowledge and a vast amount of golf industry knowledge.

Russell L. Fleischer – Age 43, a Director since February 2005.  Mr. Fleischer is currently the chief executive officer of HighJump Software.  From July 2007 to January 2010, he was the chief executive officer of Healthvision (formerly Quovadx) and from September 2006 until July 2007, he was an executive in residence for Golden Gate Capital.  Mr. Fleischer was the chief executive officer and a director of TriSyn Group, a privately held software company from December 2002 until September 2006.  He was Vice President and Chief Financial Officer of Adams Golf from November 2000 to December 2002.  Mr. Fleischer brings audit, finance and business knowledge coupled with his golf industry experience.  Additionally, Mr. Fleischer has a vast amount of experience in mergers and acquisitions, capital raising and private equity transactions.

B.H. Barney Adams – Age 72, a Director since 1987.  Mr. Adams founded Adams Golf in 1987 and has served as our Chairman of the Board since that time.  Mr. Adams served as our Chief Executive Officer from 1987 until January 2002, and as our President from 1987 until August 2000.  Mr. Adams is the inventor of the Tight Lies® Fairway Wood.  Mr. Adams brings significant experience as the Company’s founder and also brings a wealth of golf industry experience.

Joseph R. Gregory – Age 56, a Director since November 2007.  Mr. Gregory is currently the president and chief executive officer of Gregory Management Co., LLC, a private investment management company, and is chairman and chief executive officer of Epic Secure Solutions, Inc., a privately held security software company. Previously, he was a co-founder of King Pharmaceuticals, Inc. (NYSE: KG) and served as its vice chairman and secretary of the board of directors, leading the company’s sales and marketing efforts.  He also served as president and chief executive officer of Monarch Pharmaceuticals.  He serves on the boards of numerous community charities and runs a private family foundation focusing on childrens’ issues.  Mr. Gregory is a graduate of the University Of Maryland School Of Business, from which he received his Bachelor of Science degree in business administration in 1977.  Mr. Gregory brings perspective as a significant shareholder and private investor, has expertise and talents as they relate to developing and managing emerging and growth companies through service as an officer and director of other companies and brings perspective from industries other than golf.

Mark R. Mulvoy – Age 69, a Director since April 1998.  Mr. Mulvoy is a retired executive of Sports Illustrated magazine by which he was employed from 1965 to 1996.  He was managing editor of Sports Illustrated from 1984 through 1996 and publisher from 1990 to 1992. Mr. Mulvoy, with his many years at Sports Illustrated, brings significant sports-related marketing, media and public relations experience.

There is no family relationship between any of the nominees or between any nominee and any executive officer of Adams Golf, except that Mr. John Gregory and Mr. Joseph Gregory are brothers.

The Board of Directors has determined that each of Messrs. Fleischer, John Gregory, Joseph Gregory, Rogers and Mulvoy is an “independent director” pursuant to Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our Board.  Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and production facility, and by participating in meetings of the Board and its Committees.  The Board is committed to good business practices, transparency of financial reporting and sound corporate governance.

Executive Sessions of Independent Directors

Independent Directors occasionally meet in executive sessions without management and may or may not select a director to facilitate the meeting.  In 2010, our independent Directors held two such meetings.

Communication with Directors

Stockholders may communicate with the Independent Directors or Chairs of our Audit and Compensation Committees on Board-related issues by writing to the Committee Chairs or to the outside Directors as a group c/o Ms. Pamela High, Chief Financial Officer at Adams Golf, 2801 E. Plano Parkway, Plano, Texas, 75074.  The envelope should clearly indicate the person or persons to whom the communication should be forwarded.

Communications will be distributed to the Board, or to any individual director or Directors as appropriate, depending on the facts and circumstances outlined in the communications.  The Board has directed that certain items that are unrelated to the duties and responsibilities of the Board do not need to be forwarded to our Directors, such as:

•	spam;
•	junk mail and mass mailings;
•	product inquiries and suggestions;
•	resumes and other forms of job inquiries;
•	surveys; and
•	business solicitation or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be available to any [independent] director upon request.

Code of Conduct

Adams Golf has adopted a code of conduct that applies to all of our Directors, officers and employees.  To obtain a copy of our Code of Conduct, please contact Ms. Pamela High, Chief Financial Officer, c/o Adams Golf, 2801 E. Plano Parkway, Plano, Texas, 75074.

Transactions with Related Persons

We do not have a specific set of policies and procedures with respect to the approval of related party transactions.  Our Code of Conduct, discussed above, which is found in our Employee Information Guide, governs our decision-making with respect to related party transactions.  In general, related party transactions are infrequent in nature and, if material, are always disclosed to the Board.  If a related party transaction affects a specific Board member, that Board member will recuse himself from voting with respect to the approval of the related party transaction.  In fiscal 2010, there were no related party transactions that were reviewed for approval by the Board.

Ms. Cindy Herington, the daughter of our Chairman, Barney Adams, owns 40% of Plano Paper and Supply.  Her husband, Mr. Tom Herington owns 60% of Plano Paper and Supply.  Our Chairman, Mr. Barney Adams, is a lender to Plano Paper and Supply.  In June 2005, Adams Golf, in an open bid process, selected Plano Paper and Supply as a supplier of shipping boxes for our products.  In 2010, we made total purchases of $332,000 from Plano Paper and Supply.  This supply arrangement is subject to change at any time based on then current market conditions and an ongoing competitive bidding process.

Relationships

Mr. Edwin Adams, the son of Barney Adams, our Chairman, served and continues to serve as our General Counsel.  In 2010, Edwin Adams received an annual base salary of $127,000.  Edwin Adams is also entitled to standard benefits available to Adams Golf employees.  Edwin Adams does not have an employment contract or change of control arrangement with us.

Director Attendance at Annual Meeting of Stockholders

The Company’s policy is that our Directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending.  All of our then-serving Directors attended last year’s Annual Meeting of Stockholders.

BOARD STRUCTURE AND COMMITTEE MEMBERSHIP

The Board is divided into three classes serving staggered three-year terms.  The Board has seven Directors and two committees:  the Audit Committee and the Compensation Committee.

During fiscal 2010, the Board of Directors held four regular meetings and one special meeting.  The Audit Committee held four meetings and the Compensation Committee held three meetings during fiscal 2010.  Each of our Directors attended at least 75% of the meetings of the Board and all committees on which he served either in person or via teleconference.

The following chart shows the composition of the committees of the Board, the independent directors and the number of meetings held by each committee during fiscal year 2010.

Director	Audit Committee	Compensation Committee	Independent Director 1

B.H. (Barney) Adams
Oliver G. (Chip) Brewer III
Russell L. Fleischer	X	X	X
John M. Gregory			X
Joseph R. Gregory			X
Mark R. Mulvoy	X	X	X
Robert D. Rogers	X		X

Fiscal 2010 Meetings	4	3	NA

(1)	Individuals who are independent Directors in accordance with NASDAQ’s independence standards set forth in Rule 5605(a)(2).

Board Leadership Structure and Risk Oversight

Until January 2002, we operated with Mr. Adams, the founder of Adams Golf, serving as our Chief Executive Officer and Chairman of the Board.  Since January 2002, Mr. Brewer has served as our Chief Executive Officer, and Mr. Adams has remained our Chairman of the Board.  Mr. Brewer has also served on our Board since 2000.  Although Mr. Adams is no longer an executive officer of the Company, he continues to participate in certain aspects of our business and operations in addition to his service as Chairman of the Board.  We believe our Chief Executive Officer and Chairman of the Board have an excellent working relationship that has allowed Mr. Brewer to focus on the challenges that the Company is facing in the current business environment.

Our Board has five independent members and two non-independent members, Messrs. Brewer and Adams.  Our Audit Committee and Compensation Committee are each comprised solely of independent directors.  We believe that the number of independent directors that make up our Board benefits our Company and our stockholders and that our Board structure provides strong leadership for our Board while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board.  The Audit Committee receives reports from management concerning the Company’s assessment of risks.  In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile.  The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy.  In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or provide risk-taking incentives to our executives and other employees.  While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board structure supports this approach.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, and the performance of the Company’s internal auditing function.  In addition, the Audit Committee:

•	Reviews the annual audited and unaudited quarterly consolidated financial statements;

•
Reviews the Company’s financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

•	Appoints, oversees and approves compensation of the independent auditor;

•	Reviews with the independent auditor the scope of the annual audit, including fees, and approves all audit and permitted non-audit services provided by the auditor;

•	Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor; and

•	Discusses policies with respect to risk assessment and risk management, the Company’s major risk exposures, and the steps management has taken to monitor and mitigate such exposures.

Russell L. Fleischer, Mark R. Mulvoy and Robert D. Rogers are the current members of the Audit Committee [and each served on the Audit Committee during 2010].  The Board of Directors has determined that all of our Audit Committee members are independent and Mr. Fleischer and Mr. Rogers qualify under the NASDAQ listing standards as “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission.  Messrs Fleischer and Rogers are each co-chairs of the Audit Committee.  The charter of the Audit Committee is available at www.adamsgolf.com under the link “Corporate – Corporate Governance.”

Compensation Committee

The primary functions of the Compensation Committee are to review and refine our executive compensation philosophy and guiding principles to reflect Adams Golf’s mission, values and long-term strategic objectives and to adopt and administer executive compensation programs in a manner that furthers the interests of our stockholders.

Russell L. Fleischer and Mark R. Mulvoy are the current members of the Compensation Committee [and each served on the Compensation Committee during 2010].  Mr. Mulvoy serves as the Compensation Committee Chairman. Both Mr. Fleischer and Mr. Mulvoy qualify as independent Directors under Section 5605 of the NASDAQ listing standards, as “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code.  The Compensation Committee does not currently operate under a Compensation Committee charter.

The fundamental responsibilities of our Compensation Committee are:

•	to adopt, review and refine the Company’s executive compensation philosophy and guiding principles that reflect Adams Golf’s mission, values and long-term strategic objectives;

•	to administer the Company’s executive compensation program in a manner that furthers the Company’s strategic goals and serves the interest of our stockholders;

•	to establish compensation-related performance objectives for executive officers that support our strategic plan;

•	to evaluate the job performance of the Chief Executive Officer in light of those goals and objectives;

•	to determine the total compensation levels of the senior executive officers and to allocate total compensation among the various components of executive pay;

•	to assess whether any compensation policies provide incentive for taking risks that are reasonably likely to have a material adverse effect on Adams Golf;

•	to make recommendations to the Board of Directors regarding the adoption or amendment of the incentive and equity-based compensation plans; and

•	to recommend to the Board the compensation arrangements with non-employee Directors.

Our Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee held three formal meetings during fiscal year 2010 and multiple informal conference calls regarding employment contract and Director compensation issues.

The Compensation Committee frequently receives and reviews materials in advance of each meeting.  These materials are typically compiled by management and include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.  Depending on the agenda for the particular meeting, these materials may include:

•	financial reports on year-to-date performance versus budget and compared to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives; and

•	information on the executive officers’ stock ownership and option holdings.

For a further discussion of the Compensation Committee’s role in executive officer compensation, please see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 15.

DIRECTOR NOMINATION PROCESS

We have adopted corporate governance procedures that mandate that a majority of independent Directors must nominate all new Directors to the entire Board for a vote.  These governance procedures allow us to comply with NASDAQ nominating committee standards.  Subject to the rights of the holders of preferred stock or any other class of our capital stock (other than common stock), or any series of the foregoing that has been outstanding, nominations for the election of Directors may be made by our Board, any committee appointed by our Board, or by any stockholder entitled to vote for the election of Directors.  We do not currently have a standing nominating committee or a charter with respect to the nominating process.  Our Board believes that it is not necessary to have such a committee because the Board’s size and composition allow it to adequately identify and evaluate qualified candidates for Directors.  However, our Board of Directors may consider appointing such a committee at some time in the future.

Our Board evaluates director nominees based on financial literacy, knowledge of our industry or other background relevant to our needs, status as one of our stockholders, “independence” for purposes of compliance with the rules of the Securities and Exchange Commission and NASDAQ, moral character and willingness, ability and availability for service.  The Board does not have a policy with regard to the consideration of diversity in indentifying director nominees, but evaluates nominees taking into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer.  Aside from the qualities stated above, our Board does not have a set of minimum qualifications that must be met by director nominees.

We have not paid fees to any third party to assist in the process of identifying or evaluating director candidates.  Because we do not have a standing nominating committee, this year’s nominees (each of whom is currently serving as a Director) were selected for re-election by our entire Board.

Nominations by Stockholders at the Annual Meeting

Our Bylaws provide that stockholder proposals and director nominations by stockholders must be made in compliance with certain advance notice, informational and other applicable requirements.  For a detailed description of our Annual Meeting advance notice requirements and our stockholder nomination procedures, please see the “Annual Meeting Advance Notice Requirements” section of this Proxy Statement beginning on page 52.

EXECUTIVE OFFICERS

Below are the names and ages of our Chief Executive Officer and Chief Financial Officer as of December 31, 2010 (the “named executive officers”) and a brief description of their prior experience and qualifications.

Name	Age	Position
Oliver G. (Chip) Brewer III	47	President and Chief Executive Officer
Pamela J. High	36	Chief Financial Officer

Oliver G. (Chip) Brewer III – Please see biography of Mr. Brewer on page 7.

Pamela J. High – Age 36.  Ms. High was named Chief Financial Officer on October 28, 2010.  Ms. High served as Interim Chief Financial Officer of Adams Golf from April 2009 to October 2010.  She was our Controller from July 2002 to April 2009 and began her employment at Adams Golf in 1999.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

•	the members and role of our Compensation Committee;

•	our compensation-setting process;

•	our compensation philosophy and policies regarding executive compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for fiscal year 2010 and the first quarter of fiscal 2011.

In this “Compensation Discussion and Analysis” section, the terms “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee of Adams Golf’s Board.

Compensation Philosophy and Objectives

Our compensation philosophy and objectives are intended to align the interests of management with those of the Company’s stockholders.  The following principles influence and guide our compensation decisions.

We Focus on Results and Strategic Objectives

Our compensation analysis begins with an examination of Adams Golf’s business plan and strategic objectives.  In analyzing Adams Golf’s business plan and strategic objectives, the Compensation Committee may consider any of the following:

•	Adams Golf products to be launched in the fiscal year;

•	the competitive environment;

•	targeted revenue growth rates;

•	targeted profitability rates;

•	investments in the current fiscal year, including, but not limited to, personnel, marketing, tour pro investment and capital expenditures;

•	customer concentration and channel mix changes;

•	market share data by product category; and

•	economic environment.

Our compensation decisions for named executive officers are made following a detailed discussion of the aforementioned business plan and strategic objectives.  Our compensation decisions are intended to reward key management and employees for their participation in advancing Adams Golf’s strategic initiatives and financial performance measures.  The most significant financial performance measures considered in setting compensation are:

•	revenue growth versus business plan for the current fiscal year;

•	profitability versus business plan for the current fiscal year; and

•	prudent investments to build the Adams Golf brand and to focus on long-term growth and the health of the Company.

At Adams Golf, our most significant profitability measure is EBITDA (earnings before interest, taxes, depreciation and amortization).

Compensation Decisions Should Promote the Interests of Stockholders

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance.  Linking pay to performance, in our opinion, aligns the objectives of our senior executives with the interests of our stockholders.  This philosophy has guided many of our compensation related decisions, such as:

•
A substantial portion of senior executive compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance goals.  A substantial majority of the variable or bonus-related component of compensation is determined by corporate revenue growth and profitability metrics.  We believe that linking the payment of bonuses to senior executives to the achievement of our most significant financial performance measures as noted above aligns the objectives of executive officers with the interests of stockholders.

•	We believe that equity ownership by senior executives aligns their long-term incentives with those of Adams Golf’s stockholders.

Compensation Should be Reasonable and Responsible

It is essential that Adams Golf’s overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results.  At the same time, we believe that compensation should be set at responsible levels.  We believe that our compensation policies are responsible if our executive compensation programs are consistent with Adams Golf’s constant focus on controlling costs while remaining competitive to allow Adams Golf to attract highly qualified candidates for management positions.

Compensation Disclosures Should be Clear and Complete

We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed in plain English to stockholders.  We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy and objectives, our compensation-setting process and how much executives are paid.

The Use of Compensation Consultants

We have in the past engaged compensation consultants to help provide guidance on median pay and equity ownership levels for executives in similarly-sized companies in comparable industries.  Most recently in July 2007, we engaged Mercer Human Resource Consulting to consult with us concerning the compensation package of our President and Chief Executive Officer, Chip Brewer for his 2008 – 2010 employment agreement, which was amended in November of 2009 to extend its term to 2012.

Mercer created a peer list of similarly-sized companies in comparable industries in order to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours.  Because a paucity of publicly traded, similarly sized golf equipment and golf component businesses exists, Mercer included in its peer group analysis similarly sized companies in the sporting goods and apparel categories.  The following are several of the companies used in the peer group for Adams Golf:  Ashworth, Cutter & Buck, Radica Games, Cybex International, Fountain Powerboat Industries, Gametech International, Vermont Teddy Bear and Aldila.  The Compensation Committee reviewed a summary of the compensation data prepared by Mercer to ensure that our named executive officers’ compensation programs were competitive.

We do not currently have Mercer or any other compensation consultant under engagement.  In our opinion, our relatively small size and the fact that the compensation package of our Chief Executive Officer is determined by his employment agreement restricts our need for a continuing engagement with a consultant.  The Compensation Committee may engage a compensation consultant in the future if the needs of the business so dictate.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income.  In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at comparable companies, internal pay equity and the tax deductibility of base salary.

For the named executive officers, we establish base salaries at a level so that a significant portion of the total compensation that such named executive officers can earn is performance-based pay.

Annual Management Incentive Compensation Plan

Our Annual Management Incentive Compensation Plan (the “Management Incentive Plan”) was established in 1998. The Management Incentive Plan provides named executive officers and key employees an opportunity to earn a semi-annual cash bonus for achieving specified performance-based goals established for each half of the fiscal year. Performance goals are tied to measures of financial performance rather than appreciation in stock price. Performance goals are generally based on financial results as defined by our business plan, and bonus evaluations are made in July and January. Our business plan is developed by named executive officers in consultation with other members of management of the Company and is ultimately presented to, and approved by, the Board. The named executive officers and other key employees are evaluated and paid primarily on:

•	revenue growth versus plan for the current fiscal year;

•	profitability versus plan for the current fiscal year; and

•	prudent investments to build the Adams Golf brand and to focus on long-term growth and the health of the Company.

The Compensation Committee has been pleased with the Management Incentive Plan and with the balance inherent in the measures upon which the named executive officers and other key employees are paid under the Management Incentive Plan.  Adams Golf is committed to growing revenue and maintaining profitability in the short term, and in the long-term making prudent, brand-building investments such as our commitments on the professional golf tours and commitment to research and development.

The Compensation Committee sets targeted incentive payout percentages as a percentage of base salary for each named executive officer. These targets are based on competitive practices for each comparable position based on results from the Mercer report in 2007 and reviews of informal surveys conducted by the human resources department. The majority of the weighting of whether the named executive officer achieves his or her semi-annual bonus is determined by the financial performance metrics mentioned previously in this section. In addition, each named executive officer has individual semi-annual goals that must be achieved, in full or in part, in order to attain the targeted payout of the semi-annual bonus. Performance above or below the targeted payout can be achieved based on numerous factors including our performance versus semi-annual financial metrics and the named executive officer’s individual performance versus his or her specific semi-annual performance goals.

Equity-Based Compensation

We believe that equity compensation is the most effective and widely accepted means of creating a long-term link between the compensation provided to named executive officers and other key management personnel with gains realized by the stockholders.  The Compensation Committee’s objective is to provide named executive officers with long-term incentive opportunities that are consistent with those of comparable companies.

The 2002 Equity Incentive Plan governs the granting of equity-denominated securities to Adams Golf employees and was approved by the Company’s stockholders in May 2002.  The 2002 Equity Incentive Plan allows us to grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards (all terms defined in the 2002 Equity Incentive Plan).

All restricted stock awards incorporate the following features:

•	The vesting period of current restricted stock awards varies between six months and four years; and

•	Grants do not include “reload” provisions.

All stock option awards incorporate the following features:

•	The term of the grant does not exceed 10 years;

•	Since January 2005, the grant prices of option grants are not less than the market price on the date of grant;

•	Grants do not include “reload” provisions; and

•	Options generally vest 25% per year over four years beginning with the first anniversary of the date of grant. In some instances we have used six-month and one-year option vesting periods.

We currently use restricted stock awards as a long-term incentive vehicle because:

•
Restricted stock grants align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•
Restricted stock grants help to provide a balance to the overall compensation program; our annual bonus incentive program focuses on the achievement of annual performance targets; the long-term vesting period for restricted stock awards creates incentives for increases in stockholder value over a longer term.

•	The vesting period encourages executive retention and the preservation of stockholder value.

We may continue to use stock options as a long-term incentive vehicle because:

•
Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	All of the value received by the recipient from a stock option is based on the growth of the stock price above the exercise price.

•
Stock options help to provide a balance to the overall compensation program; our annual bonus incentive program focuses on the achievement of annual performance targets; the four-year vesting period for stock option awards creates incentives for increases in stockholder value over a longer term.

•	The vesting period encourages executive retention and the preservation of stockholder value.

In determining the number of options and/or restricted shares to be granted to named executive officers and other key employees, we take into account the individual’s position, scope of responsibility, ability to affect revenue growth, profitability and stockholder value, as well as the individual’s historic and recent performance and the equity value of the grant in relation to other elements of total compensation.

Option grants for Adams Golf’s President and Chief Executive Officer, Chip Brewer, have been made concurrent with his employment agreements of 2002 and 2005.  As discussed in more detail in the section entitled “Employment Contracts and Change in Control Arrangements” beginning on page 29 of this Proxy Statement, in 2008 and 2009, we awarded shares of restricted stock to Mr. Brewer as part of his employment contract.  These grants were approved by the Compensation Committee and the entire Board.  There have been two option grants for the Company’s Chief Financial Officer, Pamela High–one made as a key employee in October 2002 and the other in November 2004.  Ms. High was also awarded restricted stock grants in 2009 and 2010.  The grants were approved by the Compensation Committee and the entire Board.  The date of Board approval is generally the date at which any option agreement or restricted stock grant becomes effective.

In the past, we have granted stock options with an exercise price less than the market price of the stock at the date of grant.  The grants were meant to incentivize key employees to help to turn around the Company.  The grants were made at a time when there was minimal Black Scholes value in options granted with an exercise price equal to market price on the date of grant.  We believe the grants have achieved their purpose, as we have been profitable for five of the previous seven fiscal years and the executive team and key employees have remained largely intact.

The expenses from these options have been accounted for from the inception of the option grants.  Given current IRS tax rulings in Section 409A, we do not expect to grant stock options in the future with exercise prices less than the market price of the stock at the date of grant.  We may grant other types of incentive awards under the 2002 Equity Incentive Plan in the future to the extent such awards are consistent with and further our compensation objectives.

The application of Section 409A of the Internal Revenue Service tax code resulted in many option holders designating option exercise dates in advance for some options that were granted with an exercise price less than the market price of the stock at the date of grant.  For more information about the scheduled timing of these exercises for our employees, please consult our Annual Report for the year ended December 31, 2010, a copy of which is included with this Proxy Statement.  In particular, please see Note 11 of the financial statements to the Annual Report regarding Stockholders’ Equity.

Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.  We offer a variety of health and welfare and retirement savings programs to all eligible employees.  The named executive officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees.  The health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle.  The health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.  All employees are eligible for the 401(k) program.

In addition, certain officers receive other additional perquisites that are described in this Proxy Statement under the heading “Executive Compensation.”  These perquisites include:

•	Country Club memberships: We provide 100% of the monthly due expenses at various country club membership opportunities for some of our officers and other key employees.

•
Executive Medical Reimbursement:  We pay 100% of the costs of reimbursing top executives and key employees for out-of-pocket medical expenses they have incurred after our standard health insurance pays the allotted coverage amount.

Our Compensation Decisions

This section describes the compensation decisions that we made with respect to the named executive officers for fiscal year 2010 and the first fiscal quarter of 2011.

Executive Summary

In 2010 and the first quarter of 2011, we continued to apply the compensation principles previously described in determining the compensation of the named executive officers.  These compensation decisions were made in the context of Adams Golf’s recent financial performance.

In summary, the compensation decisions made in 2010 and the first quarter of 2011 for the named executive officers were as follows:

•
For fiscal year 2011, the base salary level for the President and Chief Executive Officer, Chip Brewer, is governed by his employment agreement.  Based upon his current employment agreement, Mr. Brewer’s salary for 2010 through 2012 will be based upon our revenues, but will not be less than $360,000 or more than $500,000.  Mr. Brewer’s annual base salary for 2010 was $377,000.

•	For fiscal year 2011, the base salary level for the Chief Financial Officer, Pamela High, is $160,000. The base salary level for fiscal year 2010 for Ms. High was $118,000.

•
Because Adams Golf achieved its 2010 Annual Plan revenue and EBITDA targets, both Mr. Brewer and Ms. High were paid incentive bonuses relating to performance in fiscal year 2010. In 2010, Mr. Brewer was paid incentive bonuses of $180,000.  Ms. High was paid incentive bonuses of $21,000.  In January 2011, both Mr. Brewer and Ms. High were paid incentive bonuses related to 2010 performance.  Mr. Brewer was paid incentive bonuses of  $339,750, and Ms. High was paid incentive bonuses of $32,000.

We believe that these decisions are consistent with our core compensation principles and objectives:

•	We believe in a “pay-for-performance” culture;

•	Compensation decisions should promote the interests of long-term stockholders; and

•	Compensation should be reasonable and responsible.

Base Salary Decisions

We have historically adjusted base salaries on a calendar year basis.  For fiscal year 2011, the base salary level for the President and Chief Executive Officer, Chip Brewer, is governed by his employment agreement.  The base salary level for fiscal year 2011 for the Chief Financial Officer, Pamela High, was increased to $160,000.

Name	Title	2011 Base Salary	2010 Base Salary

Oliver G. (Chip) Brewer III	President and Chief Executive Officer	Variable between $360,000 and $500,000	$377,000

Pamela J. High	Chief Financial Officer	$160,000	$110,000

In setting these base salaries, we considered:

•	our compensation philosophy and guiding principles described above;

•	the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at the Company;

•	all of the components of executive compensation, including base salary, incentive compensation, stock options, and benefits and perquisites;

•	the mix of performance pay to total compensation; and

•	internal pay equity among Adams Golf’s senior executives.

For a more detailed description of Mr. Brewer’s current employment agreement, please see “Employment Contracts and Change in Control Arrangements” beginning on page 29.

Annual Management Incentive Compensation Plan Decisions

Our Annual Management Incentive Compensation Plan provides our named executive officers and key employees an opportunity to earn a semi-annual cash bonus for achieving specified performance-based goals established for the fiscal year.  In 2009, 2010, and 2011 the Compensation Committee has established performance objectives for the named executive officers based on targeted levels of revenue growth and EBITDA (earnings before interest, taxes, depreciation and amortization).  We believe that focusing on revenue growth is important because there are distinct advantages to revenue and profitability scale in the golf equipment business, such as the ability to advertise on network-televised golf events, to sponsor professional tour pros, and the ability to compete for strong research and development talent.  We believe that focusing on EBITDA is important because it is the most widely accepted metric for the cash flow generated by a business.  The performance objectives allow the named executive officers to earn a cash bonus up to a specified percentage of their base salary if Adams Golf achieves at least a specified threshold of the above metrics.

The targeted bonus levels as a percentage of salary for 2011 for the named executive officers are specified below:

		Potential Bonus as Percentage (%) of Salary (1)
Name	Title	Threshold	Target	Stretch

Oliver G. (Chip) Brewer III	President and Chief Executive Officer	0%	100%	200%

Pamela J. High	Chief Financial Officer	0%	40%	—

(1)
The named executive officers are eligible to receive a bonus equal to up to the specified percentage of their base salary if Adams Golf achieves the specified level of revenue growth and EBITDA as defined in the Company’s business plan.

Per the terms of Mr. Brewer’s employment contract, Mr. Brewer is entitled to a targeted bonus percentage of 100% with a stretch bonus percentage of 200%.

Stock Option and Restricted Stock Grant Decisions

In March 2008 per Mr. Brewer’s employment agreement, we granted Mr. Brewer 150,000 shares of our restricted common stock, which vested in six equal installments on the last trading days of June and December 2008, 2009 and 2010.  In November 2009, per an amendment to Mr. Brewer’s employment agreement, we granted Mr. Brewer 175,000 shares of our restricted common stock.  12,500 of the shares vest on each of the last trading day of June 2010 and the second to last trading day of December 2010.  37,500 of the shares vest on each of the last trading days of June 2011 and June 2012 and the second to last trading days of December 2011 and December 2012.

Ms. High received a grant of 50,000 shares of restricted stock in October 2009, which shares vested or will vest in four equal annual installments beginning on October 23, 2010.  In May 2010, we granted Ms. High 5,000 shares of our restricted common stock, which shares will vest in four equal annual installments beginning on May 25, 2011.  Ms. High received a grant of 30,000 shares of restricted stock in October 2010, which shares will vest in four equal annual installments beginning on October 28, 2011.

As of the record date for the 2011 Annual Meeting, the named executive officers hold the following unvested restricted stock grants and stock options that would become vested upon a change in control.

Name	No. of Shares Underlying Unvested Awards (#)	Unrealized Value of Unvested Awards ($) (1)

Oliver G. (Chip) Brewer III	150,000	$706,500

Pamela J. High	72,500	$341,475

(1)
The unrealized value of these unvested restricted stock awards were calculated by multiplying the number of unvested shares remaining in such restricted stock awards by the closing price of the common stock on December 31, 2010, $4.71.

Reasonableness of Compensation

After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and is not excessive.  In making this determination, we considered many factors, including the following:

•	Management has generally led Adams Golf to increasing levels of profitability and revenue growth over their tenure.

•	Management has generally matched or exceeded the performance of peer companies in the golf industry.

•	Management has consistently led Adams Golf to increasing brand strength over their tenure.

•	Management’s compensation as compared to the compensation of executives at peer list companies studied in the past.

•	The stockholder return performance of Adams Golf for the past six years.

•
The compensation program for named executive officers and other key employees has generally achieved the goals of retaining and attracting talented management members who can and have helped us return the Company to profitability.

The Compensation Committee has also reviewed our compensation policies and practices for all of the executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to our risk management practices and risk-taking incentives created from such compensation policies and practices, are not reasonably likely to have a material adverse effect on Adams Golf.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process.  The most significant aspects of management’s role are:

•	evaluating employee performance;

•	establishing business performance targets and objectives;

•	recommending salary levels and option awards; and

•	preparing meeting information for each Compensation Committee meeting.

Upon request, the Chief Executive Officer may also participate in Compensation Committee meetings to provide:

•	background information regarding Adams Golf’s strategic objectives;

•	his evaluation of the performance of the senior executive officers; and

•	compensation recommendations as to senior executive officers other than himself.

Compensation Policies

The Tax Deductibility of Compensation Should be Maximized Where Appropriate

           The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation.  For example, the Company has historically only issued nonqualified stock options that result in a tax deduction to Adams Golf upon exercise.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid in any taxable year to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three most highly compensated officers for the taxable year (other than the principal executive officer or the principal financial officer).  We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility.  We may, however, approve compensation that does not qualify for deductibility when we deem it to be in the best interest of Adams Golf.

Financial Restatement

It is the Board’s policy that the Board will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to named executive officers and certain other key management where the payment was predicated on the achievement of certain financial results that were subsequently the subject of restatement.  Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual involved.  We have not had to pursue recovery from any individual as a result of a restatement of our financial statements.

Stock Ownership Guidelines

We have not adopted formal stock ownership guidelines for the named executive officers, however, we believe that the ownership of stock by named executive officers helps align their interests with those of long-term stockholders.

Timing of Stock Option Grants

Adams Golf has adopted a policy on stock option grants that includes the following provisions relating to the timing of option grants:

•
The grant date of stock options is always the date of approval of the grants (or a specified later date if for any reason the grant is approved during a time when Adams Golf is in possession of material, non-public information).

•	The exercise price is the closing price of the underlying common stock on the grant date for those stock options that may be granted in the future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers during the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary	Bonus		Option Awards	Stock Awards		All Other Compensation		Total Fiscal Year

Oliver G. (Chip) Brewer III	2010	$377,000	$519,750	(1,2,11)	—	—		$45,178	(4)	$941,928
President and Chief Executive Officer	2009	$351,000	—		—	$551,000	(3)	$58,345	(5)	$960,345

Pamela J. High	2010	$118,000	$53,000	(1,2,11)	—	$149,950	(7)	$7,081	(9)	$328,031
Chief Financial Officer (6)	2009	$98,000	$500		—	$160,000	(8)	$7,497	(10)	$265,497

(1)	The company met its performance objectives thus, performance based bonuses were awarded.
(2)	Bonus award related to the Company’s financial performance in the first half of 2010.
(3)	The value of the restricted stock award was based on a share price of $3.15 per share, which was the closing price of our common stock on March 13, 2008, the date of the restricted stock award.
(4)	Represents $23,655 of automobile expenses; $1,265 for Group Term Life insurance premiums; $9,676 for health and welfare benefits; and $10,582 for country club memberships.
(5)
Includes $23,799 of automobile expenses; $1,174 for Group Term Life insurance premiums; $10,675 for health and welfare benefits; $18,446 for country club memberships and $4,250 of 401(k) matching contributions.

(6)	Effective October 28, 2010, Ms. High who was then serving as our Interim Chief Financial Officer since April 27, 2009, began service as our Chief Financial Officer.
(7)
The value of the May 25, 2010 restricted stock award of 5,000 shares is based on a share price of $3.71, which was the closing price of our common stock on May 25, 2010.  The value of the October 28, 2010 restricted stock award of 30,000 shares is based on a share price of $4.38 per share, which was the closing price of our common stock on October 28, 2010.

(8)	The value of the restricted stock award is based on a share price of $3.20 per share, which was the closing price of our common stock on October 23, 2009, the date of the restricted stock award.
(9)	Represents $201 for Group Term Life insurance premiums and $6,880 for health and welfare benefits.
(10)	Represents $157 for Group Term Life insurance premiums; $6,197 for health and welfare benefits; and $1,143 of 401(k) matching contributions.
(11)	Bonus reported above includes bonuses earned in the second half of 2010 but not paid until January 2011.

Narrative Discussion of Summary Compensation Table

The salary and stock option awards for Mr. Brewer are determined by his employment agreement with the Company.  For a more detailed description of the Employment Agreement, please see “Employment Contracts and Change in Control Arrangements” beginning on page 29.  Bonuses for Mr. Brewer and Ms. High are paid semi-annually under the terms of the Company’s Annual Management Incentive Compensation Plan.  The Summary Compensation Table presents the total amount of bonuses paid to the Company’s named executive officers in fiscal years 2009 and 2010.  Mr. Brewer and Ms. High were not paid semi-annual incentive bonuses in 2009.  Ms. High was paid a $500 end of year bonus.  Because Adams Golf did achieve its Annual Plan revenue and EBITDA targets in the first half of 2010, both Mr. Brewer and Ms. High were paid incentive bonuses of $180,000 and $21,000, respectively, in 2010.  In January 2011, both Mr. Brewer and Ms. High were paid incentive bonuses related to 2010 performance of $339,750 and $32,000, respectively.  For a more detailed description of the Company’s Annual Management Incentive Compensation Plan, please see “Annual Management Incentive Compensation Plan” on page 24.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning restricted stock awards and stock options held by the named executive officers at December 31, 2010.

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Securities That Have Not Vested		Market Value of Restricted Securities That Have Not Vested

Oliver G. (Chip)	2/14/2003	57,474	—	$0.04	2/14/2013	—		—
Brewer III (1)	7/31/2003	119,778	—	0.04	7/31/2013	—		—
	1/15/2004	66,694	—	0.04	1/15/2014	—		—
	11/09/2009					150,000	(2)	$706,500	(3)

Pamela J. High	10/23/2009					37,500	(4)	176,625	(3)
	5/25/2010					5,000	(4)	23,550	(3)
	10/28/2010					30,000	(4)	141,300	(3)

All information in this table relates to nonqualified stock options.  The Company has not granted any incentive stock options or stock appreciation rights (“SARs”).

(1)	Mr. Brewer’s options vested as follows: Options granted 2/14/2003 vested on 8/14/2003; options granted 7/31/2003 vested on 1/31/2004; and options granted 1/15/2004 vested on 7/15/2004.
(2)	37,500 of the shares vest on each of the last trading days of June 2011 and June 2012 and the second to last trading days of December 2011 and December 2012.
(3)	The value of unvested shares of restricted stock is based upon the share price of $4.71 per share, which was the closing price of our common stock on December 31, 2010.
(4)	Vests in four equal annual installments beginning on the first anniversary of the date of the grant.

Employment Contracts and Change in Control Arrangements

Oliver G. (Chip) Brewer III - Employment Agreement effective 2008 through 2012

On December 31, 2007, we entered into an employment contract with Chip Brewer, our President and Chief Executive Officer, and we amended such agreement on November 3, 2009.  The term of Mr. Brewer’s employment agreement runs from January 1, 2008 through December 31, 2012, unless earlier terminated.  By the terms of his original employment agreement, Mr. Brewer’s annual base salary for the calendar year 2009 was to be $450,000 and for the calendar year 2010 was to be $475,000.  In 2009, Mr. Brewer voluntarily agreed to reduce his annual base salary for that year to $360,000 beginning April 1, 2009 and subsequently agreed to another reduction to $300,000 beginning June 1, 2009.  Pursuant to the amendment to his employment agreement, Mr. Brewer’s base salary for the period commencing November 1, 2009 through December 31, 2009 was $360,000.  Mr. Brewer’s annual base salary for 2010 was $376,500.  Pursuant to his employment agreement, Mr. Brewer’s annual base salary for the calendar years 2011 and 2012 is equal to 0.475% of the Company’s trailing twelve-month revenues and will be recalculated every six months, commencing July 1, 2010, using the Company’s trailing twelve-month revenues.  The Company and Mr. Brewer have agreed that Mr. Brewer’s base salary commencing January 1, 2011 will begin at $410,000, and that in no event will Mr. Brewer’s annual base salary be less than $360,000 per year or more than $500,000 per year for each of the calendar years from 2011 through 2012.

The employment agreement also provides for retention awards of restricted stock, with vesting provisions, and subject to proper authorization from our Board as well as compliance with all applicable laws and regulations.  On March 10, 2008, Mr. Brewer was granted 150,000 restricted shares of our common stock.  The restricted stock vested in six equal installments on the last trading days of June and December 2008, 2009 and 2010.  On November 9, 2009, Mr. Brewer was granted 175,000 shares of restricted stock.  12,500 shares of such restricted stock vested on each of the last trading day of June 2010 and the second to last trading day of December 2010.  37,500 shares of such restricted stock will vest on each of the last trading days of June 2011 and June 2012 and the second to last trading days of December 2011 and December 2012.  If we sell or transfer a majority of our capital stock or substantially all of our assets to an unaffiliated entity, all of Mr. Brewer’s potential restricted stock awards under the employment agreement will vest no later than the calendar day immediately preceding the sale or closing date of the transaction.

The agreement provides that Mr. Brewer is eligible for a one-time long-term incentive payment at the conclusion of his employment agreement.  The amount of the payment is contingent upon achievement of a minimum performance goal and may be increased if certain additional performance criteria are met or exceeded.

Mr. Brewer’s employment agreement may be terminated without cause either by us (a “termination without cause”) upon delivery of 60 days’ written notice, or by Mr. Brewer (a “termination without good reason”) upon delivery of 30 days’ written notice, or by the mutual agreement of Mr. Brewer and us.  We can terminate Mr. Brewer “for cause” if Mr. Brewer (a) deliberately and intentionally breaches any material provision of the agreement without curing such a breach within 30 days of written notice of the breach; (b) deliberately and intentionally engages in gross misconduct that is materially harmful to our best interests; or (c) is convicted of a felony or crime involving moral turpitude, fraud or deceit.  Mr. Brewer can terminate his agreement “for good reason” upon delivery of 30 days’ written notice to the Company no later than 90 days after Mr. Brewer reasonably becomes aware of the circumstances giving rise to such good reason.  “Good reason” refers to any of the following conduct of the Company: if we (a) materially breach any material provision of the agreement without curing such breach within 30 days of written notice of the breach; (b) assign Mr. Brewer any duties inconsistent in any material respect with his position or diminish Mr. Brewer’s status and reporting requirements, his authority, duties, powers or responsibilities, other than an isolated incident which is remedied within 30 days notice from Mr. Brewer; (c) fail to obtain a written agreement to assume the obligations of this agreement five days before a merger, consolidation or sale of all or substantially all of  our assets; (d) reduce Mr. Brewer’s total compensation, other than as the result of Mr. Brewer’s failure to meet certain performance based goals established for purposes of determining incentive based compensation; (e) relocate our principal offices to a location more than 75 miles from Plano, Texas; or (f) if the Company fails to set internal financial goals or adopt an equity incentive plan.  The agreement will terminate by its terms upon Mr. Brewer’s disability, if he is unable to perform his duties on a full time basis for a period of 60 days, or upon his death.

In the event that either we terminate the employment agreement without cause or Mr. Brewer terminates for good reason, then Mr. Brewer will be entitled to receive (a) his annual base salary for a period of one year after the later of the date of termination or the expiration of the notice period; (b) all retention based restricted stock that Mr. Brewer was potentially eligible to receive during the 12-month period following the date on which Mr. Brewer was terminated; (c) a payment equal to both semi-annual bonuses for which Mr. Brewer was potentially eligible in the calendar year of termination, paid as if we achieved our internal financial goals for that period; and (d) the long-term incentive payment for which Mr. Brewer was potentially eligible, paid as if certain performance criteria for that period had been achieved.

In the event that (i) Mr. Brewer becomes disabled or upon his death; (ii) the agreement is terminated by mutual agreement; (iii) we terminate Mr. Brewer’s employment with cause; or (iv) Mr. Brewer terminates his employment without good reason, Mr. Brewer will be entitled to receive his accrued salary and benefits through the date of termination, reimbursements for expenses actually incurred and benefits under any benefit and indemnification plans for Mr. Brewer or his dependants through the date of termination, and any continuing coverage as required by law.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Brewer, based on his 2008 – 2012 employment agreement, as amended, in each case as if such event occurred on December 31, 2010:

Executive Benefits and Payments Upon Separation	For Cause Termination	Resignation Without Good Reason	Without Cause Termination		Involuntary For Good Reason Termination (Change-in- Control)		Disability		Death
Compensation:
Base Salary	—	—	$410,000	(1)	$410,000	(1)	$410,000	(2)	$410,000	(1)
Expenses	—	—	—	(3)	—	(3)	—		—	(3)
Restricted Stock Award	—	—	706,500	(4)	706,500	(4)
Performance Bonus	—	—	410,000	(5)	410,000	(5)	410,000	(5)	—
Long Term Incentive Plan	—	—	1,500,000	(6)	1,500,000	(6)	—		—

Benefits &Perquisites:
Health and Welfare Plans	—	—	38,143	(8)	38,143	(8)	—		—
Life Insurance Benefits	—	—	1,265	(9)	1,265	(9)	—		—

(1)	An additional sum equal to accrued but unpaid base salary would also be payable to Mr. Brewer.
(2)	Reflects the total amount to be paid to Mr. Brewer, including any Social Security proceeds and disability payments.
(3)	An additional sum equal to accrued but unpaid business expenses would also be payable to Mr. Brewer.
(4)
Mr. Brewer would be eligible to receive a grant of 150,000 shares of restricted stock, with no vesting provisions upon termination without cause or for good reason.  The share price assumed was $4.71 per share, which was the price on December 31, 2010.

(5)	Mr. Brewer would receive the equivalent of two semi-annual bonuses, irrespective of whether the Company was on track to achieve its internal financial goals tied to the payment of the bonuses.
(6)
If EBITDA achieved by the Company is greater than a targeted level at the time of Mr. Brewer’s separation, Mr. Brewer would receive an additional payment equal to $0.05 for each dollar over the EBITDA target.

(7)	An additional sum equal to accrued but unpaid health and welfare plan and life insurance plan benefits.
(8)	Reflects the estimated lump-sum present value of all future costs which will be paid on behalf of Mr. Brewer under the Company’s health and welfare and employee benefit plans.
(9)	Reflects the estimated lump-sum present value of the cost of coverage for life insurance policies provided by the Company to Mr. Brewer.

Pamela J. High – Change of Control Agreement effective through January 31, 2014

On February 24, 2011, we entered into that certain Agreement Between Executive and Adams Golf Regarding Termination Due to a Change of Control or Termination Without Cause  with Pamela J. High, our Chief Financial Officer (the “Change of Control Agreement”).  The Change of Control Agreement expires on January 31, 2014.  Ms. High’s employment remains “at will” and may be terminated at any time by us or Ms. High.

Pursuant to the Change of Control Agreement, if Ms. High is terminated for any reason, she will be entitled to receive any unpaid compensation earned or accrued as of the effective date of her termination.  In addition, if Ms. High’s employment is terminated: (i) by the Company “Without Cause,” (ii) by Ms. High with “Good Reason” or (iii) as part of a “Change of Control” of the Company (as such terms are defined in the Change of Control Agreement), Ms. High will be entitled to continued payments of base salary and substantially equal medical benefits for the twelve months following such termination.  If Ms. High’s employment is terminated other than (i) by the Company “Without Cause,” (ii) by Ms. High with “Good Reason” or (iii) as part of a “Change of Control” of the Company,  Ms. High shall be subject to certain non-competition and non-solicitation restrictions for a period of one year following such termination, as described in the Change of Control Agreement.  Pursuant to the Change of Control Agreement, Ms. High is also required to protect certain confidential information of the Company.

The employment agreement also provides for retention awards of restricted stock, with vesting provisions, and subject to proper authorization from our Board as well as compliance with all applicable laws and regulations.  On October 23, 2009, Ms. High was granted 50,000 restricted shares of our common stock.  The restricted stock vests or vested in four equal installments beginning October 2010.  On May 25, 2010, Ms. High was granted 5,000 restricted shares of our common stock.  The restricted stock vests in four equal installments beginning May 2011.  On October 28, 2010, Ms. High was granted 30,000 restricted shares of our common stock.  The restricted stock vests in four equal installments beginning October 2011.  If we sell or transfer a majority of our capital stock or substantially all of our assets to an unaffiliated entity, all of Ms. High’s potential restricted stock awards under the employment agreement will vest no later than the calendar day immediately preceding the sale or closing date of the transaction.

The following table shows the potential payments upon termination or a change in control of the Company for Ms. High, based on her current salary and the terms of the Change of Control Agreement, in each case as if such event occurred on December 31, 2010 and assuming such agreement was in effect on that date.

Executive Benefits and Payments Upon Separation	For Cause Termination		Resignation Without Good Reason		Without Cause Termination		Involuntary For Good Reason Termination (Change-in- Control)		Disability	Death
Compensation:
Base Salary	—	(1)	—	(1)	$160,000	(1)	$160,000	(1)	—	—
Expenses	—		—		—		—		—	—
Restricted Stock Award	—		—		—		—		—	—
Performance Bonus	—		—		—		—		—	—
Long Term Incentive Plan	—		—		341,475	(2)	341,475	(2)	—	—

Benefits &Perquisites:
Health and Welfare Plans	—		—		6,880	(3)	6,880	(3)	—	—
Life Insurance Benefits	—		—		—		—		—	—

(1)	An additional sum equal to accrued but unpaid base salary would also be payable to Ms. High.
(2)	The value of the unvested shares of restricted stock is based upon the share price of $4.71 per share, which was the closing price of our common stock on December 31, 2010.
(3)	Reflects the estimated lump-sum present value of all future costs which will be paid on behalf of Ms. High under the Company’s health and welfare and employee benefit plans.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	514,169	$0.88	134,761

Equity Compensation Plans Not Approved by Security Holders	—	—	—

DIRECTOR COMPENSATION

Compensation Arrangements for Fiscal 2010

The following table describes the compensation arrangements with our non-employee Directors for the 2010 fiscal year.
2010
Annual Cash Retainer (1)	$20,000
Attendance Fee per Meeting (2)	1,000
Committee Stipends (3):
Audit Committee Chair	5,000
Compensation Committee Chair	5,000
Non-Chair Committee Membership	2,500
Adams Golf Annual Product Allowance (4)	1,000

(1)	Each non-employee director who serves as a member of the Board for at least one month of each quarter receives a quarterly director fee of $5,000.
(2)
Each non-employee director who serves as a member of the Board for at least one month of each quarter receives $1,000 per meeting attended in person or by telephone.  We reimburse our Directors for travel and lodging expenses that they incur in connection with their attendance of Directors’ meetings and meetings of stockholders of the Company.

(3)
Each non-employee director serving as chairperson of any committee of the Board receives an additional $1,250 per quarter provided such person serves in such capacity for at least one month during that quarter.  Each non-employee director serving as a member of any committee receives an additional $625 per quarter provided such person serves in such capacity for at least one month during that quarter.

(4)	Our non-employee Directors are also entitled to receive, at no charge, up to $1,000 of Adams Golf products annually for promotional purposes.

In 2010, we also granted each non-employee director 10,000 shares of restricted common stock that vests in four equal annual installments beginning October 2011.

Actual Fiscal 2010 Director Compensation

The following table shows the compensation paid to our non-executive Directors for the 2010 fiscal year.  Neither Mr. Adams nor Mr. Brewer receives fees for serving as Directors of the Company.  For a description of each type of compensation shown below, please see the footnotes above for the table entitled “Compensation Arrangements for 2010.”

Director Compensation for Fiscal 2010
Name	Fees Earned or Paid In Cash	Stock Awards		Option Awards	All Other Compensation		Total Compensation

B.H. (Barney) Adams	—			—	$154,010	(1)	$154,010
Russell L. Fleischer	$29,000	$43,800	(2)	—	—		72,800
John M. Gregory	24,000	43,800	(2)	—	—		67,800
Joseph R. Gregory	24,000	43,800	(2)	—	2,181	(3)	69,981
Mark R. Mulvoy	31,500	43,800	(2)	—	2,023	(3)	77,323
Robert D. Rogers	26,500	43,800	(2)	—	—		70,300

(1)	Represents $120,000 in salary, $12,090 in automobile expenses, $4,697 in group term life insurance premiums, and $17,223 for health and welfare benefits.
(2)	Represents shares of restricted stock awarded on October 28, 2010, and is based upon a share price of $4.38 per share, the closing price of our common stock on October 28, 2010.

(3)	Represents reimbursement of travel expenses related to meeting attendance.

Narrative to Director Compensation Table

Although Mr. Adams is not an executive officer of Adams Golf, he is compensated for services he provides both as Chairman of the Board and as an employee of Adams Golf.  In fiscal 2010 Mr. Adams was paid pursuant to an employment agreement entered into on dated as of January 1, 2009.  Mr. Adams is the founder of Adams Golf and its former Chief Executive Officer and continues to participate in certain aspects of Adams Golf’s business and operations in addition to his service as Chairman of the Board.  Mr. Adams has been Chairman of the Board of Adams Golf since its inception.  Accordingly, the Compensation Committee and the Board of Directors, excluding Mr. Adams, agreed that Mr. Adams should be compensated in a different manner from that of the other non-executive Directors of the Company.

Barney Adams – Employment Agreement effective 2009 through 2011

The term of Mr. Adams’ current employment agreement began on January 1, 2009 and continues until December 31, 2011, unless earlier terminated.  Mr. Adams receives an annual base salary of $120,000 during the term of the agreement.  Mr. Adams serves as our non-executive Chairman of the Board of Directors pursuant to the agreement and performs such duties as would be reasonably expected of a non-executive Chairman of the Board of Directors of a similarly sized corporation.

The agreement may be terminated without cause by us (a “termination without cause”) at anytime, by Mr. Adams (a “termination without good reason”) upon delivery of 60 days’ written notice, or by the mutual agreement of Mr. Adams and us.  We can terminate Mr. Adams “for cause” if Mr. Adams (a) deliberately and intentionally breaches any material provision of the agreement without curing such a breach within 30 days of written notice of the breach; (b) deliberately and intentionally engages in gross misconduct that is materially harmful to our best interests; or (c) is convicted of a felony or crime involving moral turpitude, fraud or deceit.  Mr. Adams can terminate his agreement “for good reason” upon delivery of 30 days’ written notice if we (a) materially breach any provision or fail to perform any covenant of the agreement without curing such breach or failure to perform within 30 days of written notice of the breach or failure to perform; (b) substantially reduce Mr. Adams’ title, position, reporting requirements, responsibilities or duties, which is not be remedied within 30 days’ notice from Mr. Adams; (c) reduce Mr. Adams’ base compensation; (d) fail to obtain a written agreement from any successor to assume the obligations of this agreement five days before a merger, consolidation or sale of all or substantially all of our assets; or (e) deliver to Mr. Adams written notice of our approval for Mr. Adams to tender his resignation with good reason.

In the event that either we terminate the employment agreement without cause or Mr. Adams terminates it for good reason, Mr. Adams will be entitled to receive his annual base salary for a period of one year after such termination plus any accrued but unpaid base salary as of the date of such termination.

The Compensation Committee determined that Mr. Adams’ compensation was not only consistent with the compensation philosophy and objectives of Adams Golf but comparable to companies with similar revenues in similar industries.  Adams Golf updated the data from a study done by Mercer in 2007 to analyze the compensation practices for similar non-executive chairpersons and presented such analysis to the Compensation Committee prior to finalizing the terms of Mr. Adams’ compensation.  Although Mr. Adams’ compensation is subject to the terms of his agreement, the Compensation Committee may periodically review the terms of his compensation arrangements to confirm that it continues to be consistent with Adams Golf’s compensation philosophy and objectives, and comparable to current compensation for non-executive chairpersons within Adams Golf’s industry.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Adams, in each case as if such event occurred on December 31, 2010:

Executive Benefits and Payments Upon Separation	For Cause Termination	Resignation Without Good Reason	Without Cause Termination		Involuntary For Good Reason Termination (Change-in- Control)		Disability		Death
Compensation:
Base Salary	—	—	$120,000	(1)	$120,000	(1)	$120,000	(2)	$120,000	(1)
Expenses	—	—	—		—		—		—
Performance Bonus	—	—	—		—		—		—
Benefits & Perquisites:
Health and Welfare Plans	—	—	26,216	(3)	26,216	(3)	—		—
Life Insurance Benefits	—	—	4,697	(4)	4,697	(4)	—		—

(1)	An additional sum equal to accrued but unpaid base salary would also be payable to Mr. Adams.
(2)	Reflects the total amount to be paid to Mr. Adams including disability payments.
(3)	Reflects the estimated lump-sum present value of all future costs which will be paid on behalf of Mr. Adams under the Company’s health and benefit welfare plans.
(4)	Reflects the estimated lump-sum present value of the cost of coverage for life insurance policies provided by the Company to Mr. Adams.

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

This table shows, as of March 31, 2011, the beneficial ownership of Adams Golf common stock by: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each director and nominee for director; (3) each named executive officer set forth in the “Summary Compensation Table” on page 28; and (4) all Directors and executive officers as a group.  The address of each executive officer and director is c/o Adams Golf, Inc., 2801 E. Plano Parkway, Plano, Texas 75074.

	Amount and Nature of Common Stock Beneficially Owned (1)
Name of Beneficial Owners	Shares Owned as of March 31, 2011	Restricted Shares That Will Vest, or Shares Subject to Options That Are or Will Become Exercisable, Prior to May 31, 2011 (2)	Total Beneficial Ownership	Percent of Class (3)
Certain Persons
SJ Strategic Investments LLC (5)	2,241,142	0	2,241,142	29.1%
Roland E. Casati (7)	459,650	0	459,650	6.0%
Directors and Named Executive Officers
B.H. (Barney) Adams (8)	502,978	0	502,978	6.5%
Russell L. Fleischer	2,273	12,500	14,773	*
John M. Gregory (6)	2,241,142	0	2,241,142	29.1%
Joseph R. Gregory (4)	2,241,142	0	2,241,142	29.1%
Mark R. Mulvoy	2,523	12,500	15,023	*
Robert D. Rogers (9)	3,523	12,500	16,023	*
Oliver G. (Chip) Brewer III	497,469	243,946	741,415	9.6%
Pamela J. High	14,678	1,250	15,928	*
All Directors and Named Executive Officers
as a Group (8 persons)	3,264,586	282,696	3,547,282	46.1%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2)
Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 31, 2011, and shares of restricted stock that vest within 60 days of March 31, 2011, are deemed to be beneficially owned by the person holding such options and shares for the purpose of computing the beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

(3)	Applicable percentage of ownership is based on 7,689,382 voting shares of common stock outstanding on March 31, 2011.
(4)
Includes 1,116,923 shares owned by SJ Strategic Investments LLC and 2,273 shares owned by Mr. John Gregory.  Mr. Joseph Gregory’s brother, Mr. John Gregory, is the managing member of SJ Strategic Investments LLC.  Mr. Joseph Gregory has disclaimed beneficial ownership of the shares owned by SJ Strategic Investments and Mr. John Gregory.

(5)
Includes 1,119,673 shares owned by Mr. Joseph R. Gregory and 2,273 shares owned by Mr. John Gregory.  Mr. John Gregory is the brother of Mr. Joseph Gregory.  SJ Strategic Investments has disclaimed beneficial ownership of the shares owned by Mr. Joseph R. Gregory and Mr. John Gregory.  The address for SJ Strategic Investments LLC is 340 Edgemont Avenue, Suite 200, Bristol, TN 37620.

(6)
Includes 1,116,923 shares owned by SJ Strategic Investments LLC and 1,119,673 shares owned by Mr. Joseph R. Gregory.  Mr. John Gregory is the managing member of SJ Strategic Investments LLC.  Mr. Joseph Gregory is the brother of Mr. John Gregory.  Mr. John Gregory has disclaimed beneficial ownership of the shares owned by Mr. Joseph Gregory.

(7)	The address for Mr. Casati is Continental Offices, Ltd., 2700 River Road, Suite 211, Des Plaines, IL 60018.
(8)	Includes 502,978 shares Mr. Adams holds jointly with Jackie Adams, his spouse.
(9)	Represents shares of common stock held by a trust for which Mr. Rogers has sole voting and dispositive power over the shares held by the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, each of our directors, officers and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them except: Mark R. Mulvoy (1 late filing/1 late transaction); Russell L. Fleischer (1 late filing/1 late transaction) and Robert D. Rogers (1 late filing/1 late transaction).

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BKD, LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for fiscal year 2011.  The Board of Directors seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of BKD, LLP as independent registered public accounting firm (auditors) for fiscal year 2011.

KBA Group LLP served as our independent auditors from 2005 until June of 2009 when they joined with BKD, LLP.  In connection with the KBA Group LLP joining BKD, LLP, effective June 1, 2009, KBA Group LLP resigned as our principal independent auditing firm and our Audit Committee engaged BKD, LLP as our independent auditor.  Such resignation and engagement were not as a result of any disagreement with KBA Group LLP.  No relationship exists, other than the usual relationship between auditor and client.

Representatives of BKD, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Service Provided	Fiscal 2010	Fiscal 2009

Audit Fees (1)
Annual Audit	$126,000	$115,500

Tax Fees	—	—

All Other Fees
401(k) Audit	11,025	10,500

Total Fees	$137,025	$126,000

(1)	Audit fees consisted of audit work performed in the preparation of the financial statements and in the assessment of internal controls over financial reporting.

Pre-Approval Policies

As required by the Sarbanes-Oxley Act, all audit and non-audit services performed by independent registered public accounting firms must be pre-approved by Adams Golf’s Audit Committee unless the pre-approval provision is waived in applicable securities rules and regulations of the Securities and Exchange Commission. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services will be presented to the full Audit Committee for its approval at its next scheduled meeting.

During fiscal year 2010, the Audit Committee approved 100% of the total fees that were paid to BKD, LLP.

Board of Directors’ Recommendation

Stockholder ratification of the selection of BKD, LLP as our independent auditors for the year ending December 31, 2011 is not required by our By-laws or otherwise. We are submitting the selection of BKD, LLP to the stockholders for ratification as a matter of good corporate practice. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change could be in the best interest of our stockholders.

The Company’s Board of Directors recommends that you vote “FOR” Proposal No. 2.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting.  The Audit Committee has discussed significant accounting policies applied to the Company in its financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee has received the written disclosures and the letter from independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The Audit Committee also had considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditor and the independent registered public accounting firm to discuss the result of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.  The Committee has selected BKD, LLP as the Company’s independent registered public accounting firm for fiscal 2011.

Submitted by:

Robert D. Rogers
Russell L. Fleischer
Mark R. Mulvoy
Members of the Audit Committee

PROPOSAL 3:
APPROVAL OF ADAMS GOLF, INC.
2011 EQUITY INCENTIVE PLAN

On February 15, 2011, our Board adopted and approved the Adams Golf, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), subject to approval of the Company’s stockholders.  The statements contained herein concerning the terms and provisions of the 2011 Plan are summaries and do not purport to be complete.  All such statements are qualified in their entirety by reference to the actual text of the 2011 Plan, which is attached to this proxy statement as Appendix A.

Description of the 2011 Plan

Purpose and Duration

The purpose of the 2011 Plan is to attract and retain the services of key employees, contractors, and outside directors of the Company and its subsidiaries and to provide such persons with a proprietary interest in the Company.  The 2011 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and dividend equivalent rights, which may be granted singly, in combination, or in tandem.

The 2011 Plan became effective on February 15, 2011, and will terminate on December 31, 2021, unless sooner terminated by the Board.  No award may be made under the 2011 Plan after February 15, 2021, but awards made prior thereto may extend beyond that date.

Administration

The 2011 Plan is administered by a committee of the Board as designated by the Board (the “Committee”).  The Committee determines the persons to whom awards are to be made, determines the type, size, and terms of awards, interprets the 2011 Plan, establishes and revises rules and regulations relating to the 2011 Plan, and makes any other determinations that it believes are necessary for the administration of the 2011 Plan.  At any time there is no Committee to administer the 2011 Plan, any references herein to the Committee shall be deemed to refer to the Board.

Eligibility

Employees (including any employee who is also a director or an officer), certain contractors, and outside directors of the Company or its subsidiaries are eligible to participate in the 2011 Plan; provided that only employees are eligible to receive incentive stock options.  The Committee may grant, but shall not be required to grant, an award to any officer, employee, outside director, or service provider.  Awards may be granted by the Committee at any time and from time to time to new participants, or to some or all of the existing participants, and may include or exclude previous participants, as the Committee shall determine.  As of March 31, 2011, there were approximately 129 employees, and 5 outside directors who would be eligible to receive grants under the 2011 Plan.  Except as required by the 2011 Plan, awards granted at different times need not contain similar provisions.  The Committee’s determinations (including without limitation, determinations of which individuals, if any, are to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, including terms requiring forfeiture in the event of termination of employment) need not be uniform and may be made by it selectively among participants who receive, or are eligible to receive, awards under the 2011 Plan.

Share Authorization

Subject to certain adjustments, the maximum aggregate number of shares of common stock that may be delivered pursuant to awards under the 2011 Plan is 1,000,000 shares, plus all shares of common stock remaining available for issuance under the 2002 Equity Incentive Plan. In addition, as of January 1 of each year, beginning with the year 2012 and ending with the year 2015, the number of shares of common stock that may be delivered pursuant to awards under the 2011 Plan will automatically increase by a number of shares equal to the lesser of: (i) 5% of the total number of shares of common stock then outstanding under the 2011 Plan, and (ii) 250,000 shares of common stock. The maximum number of shares of common stock that may delivered pursuant to incentive stock options under the 2011 Plan is 2,000,000. Subject to certain adjustments, the maximum number of shares with respect to which stock options or SARs may be granted to an Executive Officer (as defined in the 2011 Plan) in a calendar year is 750,000. Shares to be issued may be made available from authorized but unissued common stock, common stock held by the Company in its treasury, or previously issued common stock reacquired by the Company, including common stock purchased on the open market or otherwise.

Stock Options

The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are less than 50% owned subsidiaries) are eligible to receive ISOs.  Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date of grant.  If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of shares of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the common stock on the date of grant.  The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years.  The Committee may grant options subject to certain restrictions such as vesting pursuant to the 2011 Plan or an award agreement.  Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft, or money order payable to the order of the Company, (ii) by delivering to the Company common stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, and not acquired from the Company within six months prior to the exercise date, (iii) by delivering to the Company an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer to sell certain of the shares of common stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights

The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand alone award (“freestanding SARs”) or in conjunction with options granted under the 2011 Plan (“tandem SARs”).  Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR, payable in either cash or common stock, or a combination thereof.  The grant price of a SAR cannot be less than 100% of the fair market value of a share of common stock on date of grant.  In the event of the exercise of a SAR payable in common stock, the holder of the SAR will receive that number of whole shares of common stock having an aggregate fair market value on the date of exercise equal to the value obtained by multiplying (i) the difference between the fair market value of a share of common stock on the date of exercise over the grant price of the SAR, by (ii) the number of shares of common stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of common stock.  The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which common stock will be delivered to participants.  The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.  The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units.  Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, assigned, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee.  Restricted stock units are the right to receive common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant.  The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.  Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.  The value of the restricted stock units may be paid in common stock, cash, or a combination of both, as determined by the Committee.

Dividend Equivalent Rights

The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or common stock equal in value to dividends paid on a specific number of common stock or other periodic payments.  The terms and conditions of the dividend equivalent right shall be specified by the grant.  Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional common stock.  Any such reinvestment shall be at the fair market value at the time thereof.  Dividend equivalent rights may be settled in cash, common stock, or a combination thereof.

Performance Awards

The Committee may grant performance awards payable in cash, common stock, a combination thereof, or other consideration at the end of a specified performance period.  Performance awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective.

Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period.  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.  The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2011 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance.  To the extent the Company determines that Section 162(m) of the Code shall apply to a performance award granted under the 2011 Plan, it is the intent of the Company that the performance award will constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

To the extent the Committee determines that a performance award shall comply with the requirements of Section 162(m) of the Code, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a performance award (other than a stock option) and to the extent permitted under Section 162(m) of the Code, the Committee shall provide for the manner in which the performance goals shall be reduced to take into account the negative effect on the achievement of specified levels of the performance goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the performance goal was initially established. In no event, however, may the Committee increase the amount earned under such a performance award, unless the reduction in the performance goals would reduce or eliminate the amount to be earned under the performance award and the Committee determines not to make such reduction or elimination.  With respect to a performance award that is not intended to satisfy the requirements of Section 162(m) of the Code, if the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Performance Goals

Awards of restricted stock, restricted stock units, performance awards and other awards under the 2011 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria (“Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the common stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders.  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly, periodic and annual earnings releases, or (v) other similar occurrences.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award.  However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Amendment or Termination

The Board may amend, modify or terminate the 2011 Plan, except that stockholder approval is required for any amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the common stock is listed or traded or (ii) in order for the 2011 Plan and awards awarded under the 2011 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such sections, or other applicable law.  No amendment, modification or termination of the 2011 Plan, or amendment to an award, may adversely affect any award already granted under the 2011 Plan, without the consent of the participant holding the award.

Vesting and Forfeiture

The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2011 Plan.  If the Committee imposes conditions upon vesting, then, except as otherwise provided in the 2011 Plan, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.  No portion of any incentive may be exercised after the expiration of ten (10) years from its date of grant.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service.  The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards.  Except as otherwise determined by the Committee, nonvested restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Assignment and Resale

Awards granted under the 2011 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of all or a portion of a nonqualified stock option or SAR to be granted to participants on terms which permit transfer to (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

Awards granted under the 2011 Plan may not be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation or liability of a participant to any party.  Awards granted pursuant to the 2011 Plan may contain restrictions on sale or transfers and may be subject to a risk of forfeiture.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the Incentive 2011 Plan as set forth below.  This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences.  This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation.  If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.  Certain performance awards, stock options, SARs, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

In general, a participant will not recognize income at the time an ISO is granted.  When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain).  However, to the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the common stock over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options.  In addition to the foregoing, if the fair market value of the common stock received upon exercise of an ISO exceeds the exercise price, then the excess will be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation.  The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any common stock acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the common stock was transferred to the participant (referred to as the “Holding Period”).  If a participant disposes of common stock acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of common stock acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.”  If the amount received for the common stock is greater than the fair market value of the common stock on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs.  The participant’s basis in the common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.”  In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common stock will be treated as capital gain (treated as short-term or long-term capital gain, depending on how long the participant has held the common stock).  However, if the price received for common stock acquired by exercise of an ISO is less than the fair market value of the common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the common stock.

Nonqualified Stock Options

A participant generally will not recognize income at the time a nonqualified stock option is granted.  When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant.  The participant’s tax basis for common stock acquired under a nonqualified stock option will be equal to the option price paid for such common stock, plus any amounts included in the participant’s income as compensation.  When a participant disposes of common stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If a participant pays the option price of a nonqualified stock option with previously-owned common stock and the transaction is not a disqualifying disposition of common stock previously acquired under an ISO, the common stock received equal to the number of shares of common stock surrendered is treated as having been received in a tax-free exchange.  The participant’s tax basis and holding period for the common stock received will be equal to the participant’s tax basis and holding period for the common stock surrendered.  The common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value.  The participant’s tax basis in such shares of common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired common stock to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of common stock previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common stock surrendered, determined at the time such common stock was originally acquired on exercise of the ISO, over the aggregate option price paid for such common stock.  As discussed above, a disqualifying disposition of common stock previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period.  The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the common stock that is treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock

A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the common stock granted as restricted stock at such time as the common stock is no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such common stock.  However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the common stock to recognize ordinary income on the date of transfer of the common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such common stock) over the purchase price, if any, of such shares.  If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to common stock.  At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period.  For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights

Generally, a participant who receives a stand alone SAR will not recognize taxable income at the time the stand alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code.  If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received.  If a recipient receives the appreciation inherent in the SARs in common stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

Other Awards

In the case of an award of restricted stock units, performance awards, or dividend equivalent rights, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the 2011 Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act.  To satisfy federal income tax withholding requirements, the Company will have the right to require that the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) at the Company’s discretion, the actual delivery by the exercising participant to the Company of common stock, other than (A) restricted stock, or (B) common stock that the participant acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) at the Company’s discretion, the Company’s withholding of a number of shares to be delivered upon the exercise of the option or conversion of the award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.  Additionally, withholding does not affect the participant’s tax basis in any common stock.  Compensation income realized and tax withheld will be reflected on Forms W-2 supplied to employees by January 31 of the succeeding year.  Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer).  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities).  To the extent the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the 2011 Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2011 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights.

Vote Required

The proposal to approve the 2011 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting.  All members of the Board of Directors are eligible for awards under the 2011 Plan and thus have a personal interest in the approval of the 2011 Plan.

In the absence of shareholder approval, the 2011 Plan will not become effective and any awards granted thereunder will become void at the conclusion of the Annual Meeting.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Our By-laws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements.  With respect to stockholder proposals (concerning matters other than the nomination of Directors), the individual submitting the proposal must file a written notice with the secretary of Adams Golf c/o Adams Golf, Inc. at 2801 E. Plano Parkway, Plano, Texas 75074 setting forth certain information about the stockholder and all persons acting in concert with him or her, including the following information:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting;

•	the names and addresses of the supporting stockholders;

•	the class and number of shares of our stock that are beneficially owned by such persons; and

•	any material interest of such persons in the matter presented.

The notice must be delivered to the secretary (1) at least 90 days before any scheduled meeting or (2) if less than 100 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

Stockholder Nomination Procedures

A stockholder may recommend a nominee to become a director of Adams Golf by giving the secretary (at the address set forth above) a written notice setting forth certain information, including:

•	the name, age, business and residence address of the person intended to be nominated;

•
a representation that the nominating stockholder is in fact a holder of record of Adams Golf common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified;

•	a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination;

•	any other information about the nominee that must be disclosed in the proxy solicitations under Rule 14(a) promulgated under the Exchange Act; and

•	the nominee’s written consent to serve, if elected.

Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph.

We currently plan to hold our annual meetings on the fourth Tuesday in May of each year.  Accordingly, our 2012 Annual Meeting of Stockholders is currently scheduled for May 22, 2012, but we reserve the right to change the date in the future.  Unless a change to this scheduled meeting date occurs, in order to be properly brought before the 2012 Annual Meeting, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be received at Adams Golf’s principal executive offices no later than the close of business on February 22, 2012.

The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Adams Golf’s proxy materials for a meeting of stockholders.  Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with our 2012 Annual Meeting Proxy Statement must submit their proposals so that they are received at Adams Golf’s principal executive offices no later than the close of business on December 10, 2011.

Copies of our By-laws are available upon written request made to the secretary of Adams Golf at the above address.   The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-laws.

APPENDIX A:  2011 EQUITY INCENTIVE PLAN

The Adams Golf, Inc. 2011 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of Adams Golf, Inc., a Delaware corporation (the “Company”), effective as of February 15, 2011, subject to approval by the Company’s stockholders.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key employees, key contractors and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a)           increase the interest of such persons in the Company’s welfare;

(b)           furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c)           provide a means through which the Company may attract able persons as Employees, Contractors and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”).  To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1          “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Reload Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.2          “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.3          “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.4          “Board” means the board of directors of the Company.

2.5          “Change in Control” means the occurrence of the event set forth in any one of the following paragraphs, except as otherwise provided herein:

(i)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below; or

(ii)           the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)         there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)         the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the 1934 Act.

“Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Notwithstanding the foregoing provisions of this Section 2.5, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be as follows:

“Change in Control” of the Company occurs upon a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

(a)            Change in Ownership.  A change in ownership of the Company occurs on the date that any “Person” (as defined in Section 2.5(d) below), other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding stock pursuant to an offering of such stock, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock.  However, if any Person is considered to own already more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control.  In addition, if any Person has effective control of the Company through ownership of 30% or more of the total voting power of the Company’s stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)            Change in Effective Control.  Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates:

 (i)           the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock.  However, if any Person owns 30% or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(i); or

 (ii)           the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Change in Ownership of Substantial Portion of Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions.  However, there is no Change in Control when there is such a transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock.

(d)           Definitions.  For purposes of subparagraphs (a), (b) and (c) above:

 (i)           “Person” shall have the meaning given in Section 7701(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).  Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.

 (ii)           “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

(e)           Interpretation.  The provisions of this Section 2.5 shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A, it being the intent of the parties that this Section 2.5 shall be in compliance with the requirements of said Code Section and said Regulations.

2.6         “Code” means the Internal Revenue Code of 1986, as amended.

2.7         “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.8         “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.9         “Company” means Adams Golf, Inc., a Delaware corporation, and any successor entity.

2.10       “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11       “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain.  For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.12       “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.13       “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.14       “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.15       “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

2.16       “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.  The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.17       “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan.  The Committee may utilize one or more Independent Third Parties.

2.18       “Incentive” is defined in Section 2.1 hereof.

2.19       “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.20       “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.21       “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.22       “Other Award” means an Award issued pursuant to Section 6.9 hereof.

2.23       “Outside Director” means a director of the Company who is not an Employee or a Contractor.

2.24       “Participant” means an Employee, Contractor or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.25       “Plan” means this Adams Golf, Inc. 2011 Equity Incentive Plan, as amended from time to time.

2.26       “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

2.27       “Performance Goal” means any of the goals set forth in Section 6.10 hereof.

2.28       “Predecessor Plan” means 2002 Equity Incentive Plan

2.29       “Reload Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 8.3(c) hereof.

2.30       “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.31       “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.32       “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.33       “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.34       “SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.35       “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.36       “Stock Option” means a Nonqualified Stock Option, a Reload Stock Option or an Incentive Stock Option.

2.37       “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above.  “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.38       “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason.  Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa.  If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.  Notwithstanding the foregoing provisions of this Section 2.38, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.39       “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.39, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

3.1        General Administration; Establishment of Committee.  Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons.  Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.  At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act.  The Committee shall select one of its members to act as its Chairman.  A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2        Designation of Participants and Awards.

(a)           The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan.  The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b)           Notwithstanding Section 3.2(a), to the extent permitted by applicable law,  the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.

3.3           Authority of the Committee.  The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan.  Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.  The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan.  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a corporation shall be eligible to receive Incentive Stock Options.  The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director of the Company or any Subsidiary.  Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.  Except as required by this Plan, Awards granted at different times need not contain similar provisions.  The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

5.1           Number Available for Awards.  Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (A) 1,000,000 shares, plus all shares of Common Stock remaining available for issuance under the Predecessor Plans on the effective date of this Plan, plus (B) additional shares of Common Stock as follows: As of January 1 of each year, commencing with the year 2012 and ending with the year 2015, the aggregate number of shares of Common Stock available for granting Awards under the Plan shall automatically increase by a number of shares of Common Stock equal to the lesser of (x) 5% of the total number of shares of Common Stock then outstanding under the Plan and (y) 250,000 shares of Common Stock, subject to adjustment pursuant to Articles 11 and 12. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options shall be 2,000,000.  Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which  Stock Options or SARs may be granted to an Executive Officer during any calendar year is 750,000 shares of Common Stock.  Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise.  During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2          Reuse of Shares.  To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan.  In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option.  Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock.  Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of /cash.  Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum  number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6

GRANT OF AWARDS

6.1          In General.

(a)           The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder.  The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award.  Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval.  Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval.  The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)           If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c)           Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

6.2           Option Price.  The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be equal to or greater than the Fair Market Value of the share on the Date of Grant.  The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.3           Maximum ISO Grants.  The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000.  To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option.  In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4           Restricted Stock.  If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The provisions of Restricted Stock need not be the same with respect to each Participant.

(a)           Legend on Shares.  The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan.   No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting deliver of the certificates.  The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

(b)          Restrictions and Conditions.  Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i)           Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)           Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.  Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired.  Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant.  Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii)           The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv)           Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant.  In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5           SARs.  The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option.  SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder.  The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof.  In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock.  The SAR Price for any share of Common Stock subject to a SAR may be  equal to  or greater than the Fair Market Value of the share on the Date of Grant.  The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6           Restricted Stock Units.  Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder.  Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7           Performance Awards.

(a)           The Committee may grant Performance Awards to one or more Participants.  The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of  the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met.  The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock.  Each Performance Award granted to one or more Participants shall have its own terms and conditions.

To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established.  In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b)           Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time.  Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof.  If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award.  Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective.  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

(c)           Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $10,000,000, and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award.  In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code.

6.8           Dividend Equivalent Rights.  The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents).  Any such reinvestment shall be at the Fair Market Value at the time thereof.  Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

6.9           Other Awards.  The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan.  The terms and conditions of such other form of Award shall be specified by the grant.  Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

6.10           Performance Goals.  Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria:  cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.  However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

6.11           Tandem Awards.  The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised.  For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

ARTICLE 7

AWARD PERIOD; VESTING

7.1           Award Period.  Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement.  Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term.  The Award Period for an Incentive shall be reduced or terminated upon Termination of Service.  No Incentive granted under the Plan may be exercised at any time after the end of its Award Period.  No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant.  However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2           Vesting.  The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan.  If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

ARTICLE 8

EXERCISE OR CONVERSION OF INCENTIVE

8.1           In General.  A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement

8.2          Securities Law and Exchange Restrictions.  In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3          Exercise of Stock Option.

(a)           In General.  If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement.  If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised.  No Stock Option may be exercised for a fractional share of Common Stock.  The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b)           Notice and Payment.  Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.  On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways:  (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.  In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

(c)           Reload Stock Options.  In the event that shares of Common Stock are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option as set forth in Section 8.3(b) above and/or shares of Common Stock are delivered to or withheld by the Company in satisfaction of the Company’s tax withholding obligations upon exercise in accordance with Section 15.6 hereof, then, subject to Article 10 hereof, the Committee may authorize the automatic grant to a Participant so exercising a Nonqualified Stock Option, a replacement Nonqualified Stock Option, and to a Participant so exercising an Incentive Stock Option, a replacement Incentive Stock Option (in either case, a “Reload Stock Option”), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise of the original Stock Option (subject to the provisions of the Plan regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock).  The option period for a Reload Stock Option will commence on its Date of Grant and expire on the expiration date of the original Stock Option it replaces (subject to the provisions of the Plan regarding Incentive Stock Options), after which period the Reload Stock Option cannot be exercised.  The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised.  A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six (6) months from its Date of Grant.  It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to the Participant and executed by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option exercise price, the option period of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

(d)           Issuance of Certificate.  Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause  the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee.  The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates.  Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code.  Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(e)           Failure to Pay.  Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4          SARs.  Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.  Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(i)           cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(ii)          that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(iii)         the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5          Disqualifying Disposition of Incentive Stock Option.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition.  A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.  Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement.  In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.  Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board.  Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2021, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code.  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1           No Effect on Company’s Authority.  The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2           Conversion of Incentives Where Company Survives.  Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3           Exchange or Cancellation of Incentives Where Company Does Not Survive.  Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4           Cancellation of Incentives.  Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a)           giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b)           in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive.  In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder.  In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share.  In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c)           An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company.  If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer.  The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1           Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2           No Right to Continued Employment.  Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3           Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4           Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5           Compliance With Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6           Tax Requirements.  The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan.  The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award.  Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.  The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7           Assignability.  Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide.  The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.  The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution.  The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee.  The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement.  The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR.  The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8         Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9         Legend.  Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Adams Golf, Inc. 2011 Equity Incentive Plan, a copy of which is on file at the principal office of the Company in Plano, TX.  No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan.  By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Plano, Tx.

2801 E. Plano Parkway
Plano, Texas 75074
(972) 673-9000

Directions to Adams Golf’s Annual Meeting of Stockholders

From DFW Airport: Proceed to North exit from terminal. After the tollbooth, stay left to enter Hwy. 121 North. Stay right on Hwy. 121 for a short distance to Hwy. 635 East exit. Follow Hwy. 635 east to Hwy. I-75 North. Follow I-75 north approximately six miles to the Plano Parkway exit. Turn right on Plano Parkway and follow approximately two miles through the Jupiter Road intersection. Adams Golf is located on the left (north) side of E. Plano Parkway.

From Love Field: Exit Love Field and turn left on Mockingbird Lane. Proceed to North Dallas Tollway, go left (north) to the Hwy. 635 exit. Follow Hwy. 635 east to Hwy. I-75 North. Follow I-75 north approximately six miles to the Plano Parkway exit. Turn right on Plano Parkway and follow approximately two miles through the Jupiter Road intersection. Our offices are located on the left (north) side of E. Plano Parkway.

Annual Report

The 2010 Annual Report accompanies this Proxy Statement. We will provide without charge upon written request, to any person receiving a copy of this Proxy Statement, a copy of Adams Golf’s 2010 Form 10-K annual report, including the audited consolidated financial statements and the financial statement schedules thereto. These requests should be addressed to Ms. Pamela High, Chief Financial Officer, c/o Adams Golf, Inc., 2801 E. Plano Parkway, Plano, Texas 75074 (972-673-9000).

We are delivering one copy of this Proxy Statement and the accompanying Annual Report to households even when multiple stockholders share the same address unless we have received instructions to the contrary from one of these stockholders. Upon a written or verbal request from a stockholder at a shared address, we will deliver a separate copy of this Proxy Statement and Annual Report, including the audited consolidated financial statements and the financial statement schedules thereto, and will deliver separate copies of any future Proxy Statement or Annual Report if desired. Such a request may be made by contacting Ms. Pamela High, Chief Financial Officer, c/o Adams Golf, Inc., 2801 E. Plano Parkway, Plano, TX 75074 (972-673-9000).